Tenth Amended and Restated
Schedule A
to the
Co-Administration Agreement
by and between
Investment Managers Series Trust
and
UMB Fund Services, Inc.
and
Mutual Fund Administration Corporation

NAME OF FUNDS

361 Global Managed Futures Strategy Fund
361 Global Macro Opportunity Fund
361 Long/Short Equity Fund
361 Managed Futures Strategy Fund
AAM/Bahl & Gaynor Income Growth Fund
AAM/Cutwater Core Fixed Income Fund
Advisory Research All Cap Value Fund
Advisory Research Emerging Markets Opportunities Fund
Advisory Research Global Value Fund
Advisory Research International All Cap Value Fund
Advisory Research International Small Cap Value Fund
Advisory Research MLP & Energy Income Fund
Advisory Research MLP & Energy Infrastructure Fund
Advisory Research Small Company Opportunities Fund
Advisory Research Strategic Income Fund
Aristotle/Saul Global Opportunities Fund
Aristotle International Equity Fund
BearlyBullish Fund
Bernzott U.S. Small Cap Value Fund
Bridgehampton Value Strategies Fund
Capital Innovations Global Agri, Timber, Infrastructure Fund
Chilton Realty Income & Growth Fund
Center Coast MLP Focus Fund
Chartwell Small Cap Value Fund
Chartwell Short Duration High Yield Fund
EP Asia Small Companies Fund
EP China Fund
EP Latin America Fund
EP Strategic U.S. Equity Fund
Euro Pac Gold Fund

Euro Pac Hard Asset Fund
Euro Pac International Bond Fund
EuroPac International Dividend Income Fund
Euro Pac International Value Fund
GaveKal Knowledge Leaders Fund
Gratry International Growth Fund
Horizon Spin-Off Corporate Restructuring Fund
Ironclad Managed Risk Fund
LS Theta Fund
Oak Ridge Dividend Growth Fund
Oak Ridge Growth Opportunity Fund
Oak Ridge Large Cap Growth Fund
Oak Ridge Small Cap Growth Fund
Oakseed Opportunity Fund
Palmer Square Absolute Return Fund
Palmer Square Income Plus Fund
Palmer Square SSI Alternative Income Fund
Fountain Short Duration High Income Fund
Perimeter Small Cap Opportunities Fund
Ramius Hedged Alpha Fund
Ramius Strategic Volatility Fund
Ramius Trading Strategies Managed Futures Fund
Ramius Event Driven Equity Fund
Riverbridge Growth Fund
RNC Genter Dividend Income Fund
Segall Bryant & Hamill All Cap Fund
Segall Bryant & Hamill Small Cap Value Fund
SilverPepper Merger Arbitrage Fund
SilverPepper Commodity Strategies Global Macro Fund
Stone Toro Long Short Fund
Strategic Latin America Fund
Toroso Newfound Tactical Allocation Fund
Towle Deep Value Fund
WCM Focused Emerging Markets Fund
WCM Focused Global Growth Fund
WCM Focused International Growth Fund
Zacks All-Cap Core Fund
Zacks Dividend Strategy Fund
Zacks Market Neutral Fund
Zacks Small-Cap Core Fund

[SIGNATURE PAGE FOLLOW]

In witness whereof, the undersigned have executed this Seventh Amended and Restated Schedule A to the Co-Administration Agreement between Investment Managers Series Trust, UMB Fund Services, Inc. and Mutual Fund Administration Corporation effective as of the ____th day of _________, 2014.

INVESTMENT MANAGERS SERIES TRUST	UMB FUND SERVICES, INC.

By:	By:

Title:	Title:

MUTUAL FUND ADMINISTRATION
CORPORATION

By:

Title: